Exhibit 20.1

LNR
Partners, LLC

Acknowledgement and Acceptance of Special Servicer

December 26, 2024

VIA E-MAIL

Wilmington Trust, National Association, as
Trustee

1100 North Market Street

Wilmington, Delaware 19890

Attention: CMBS Trustee – CGCMT 2016-
GC36

Fax number (302) 636-4140

Email: cmbstrustee@wilmingtontrust.com

Wells Fargo Bank, National Association, as
Certificate Administrator

c/o Computershare Trust Company, as Agent

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Administration Group
– CGCMT 2016 GC36

E-mail:
CCTCMBSBondAdmin@computershare.com;and

Trustadministrationgroup@computershare.com

RE:	Acknowledgement and Acceptance of Special Servicer; Citigroup Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2016-GC36

Ladies and Gentlemen:

Reference is made to (i) that certain Pooling and Servicing Agreement (the “PSA”) dated as of February 1, 2016, among Citigroup Commercial Mortgage Securities Inc., as Depositor, KeyBank National Association, as Master Servicer, Greystone Servicing Company LLC, as successor to Wells Fargo Bank, National Association, as Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Wells Fargo Bank, National Association, as Certificate Administrator, and Wilmington Trust, National Association, as Trustee, relating to the Citigroup Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2016-GC36, (ii) that certain Co-Lender Agreement by and between Citigroup Global Markets Realty Corp. (“Citi”), as Initial Note A-1 Holder and Initial Note A-2 Holder and Barclays Bank PLC, as Initial Note A-3 Holder with respect to the 5 Penn Plaza Whole Loan (the “5 Penn Plaza Co-Lender Agreement”), (iii) that certain Co-Lender Agreement by and between Citi as Initial Note A-1 Holder and Initial Note A-2 Holder with respect to the Sheraton Downtown Denver Fee Whole Loan (the “Sheraton Downtown Denver Fee Co-Lender Agreement”), (iv) that certain Co-Lender Agreement by and between Goldman Sachs Mortgage Company, as Initial Note A-1 Holder and Initial Note A-2 Holder with respect to the Austin Block 21 Whole Loan (the “Austin Block 21 Co-Lender Agreement”), and (v) that certain Co-Lender Agreement by and between Citi, as Initial Note A-1 Holder and Initial Note A-2 Holder, with respect to the Park Place Whole Loan (the “Park Place Co-Lender Agreement” and, together with the 5 Penn Plaza Co-Lender Agreement, the Sheraton Denver Downtown Fee Co-Lender Agreement, the Austin Block 21 Co-Lender Agreement and the Park Place Co-Lender Agreement, collectively, the “Co-Lender Agreements”). Capitalized terms used and not defined herein shall have the respective meanings ascribed to such terms in the PSA and Co-Lender Agreements, as applicable.

Pursuant to Sections 6.08(e) and 7.02 of the PSA and Section 7 of each of the Co-Lender Agreements, the undersigned hereby agrees with all the other parties to the PSA that the undersigned shall serve as Special Servicer under, and as defined in, the PSA and each of the Co-Lender Agreements. The

2340 Collins Avenue ● Miami Beach, Florida 33139 Telephone: (305) 695-5600 ● Fax: (305) 695-5601 US2008 30745562 4

effective date (the “Effective Date”) of the appointment of the undersigned as Special Servicer shall be the date hereof. The undersigned hereby assumes and agrees to punctually perform, as of the Effective Date, all of the responsibilities, duties and liabilities of the Special Servicer under the PSA and each of the Co-Lender Agreements that arise on and after the Effective Date. The undersigned hereby makes, as of the Effective Date, the representations and warranties set forth in Section 2.06(a) of the PSA mutatis mutandis with all references to “Agreement” in Section 2.06(a) of the PSA to include this Acknowledgement and Acceptance of Special Servicer in addition to the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization: LNR Partners, LLC is a duly formed limited liability company, validly existing in active status under the laws of the State of Florida. The undersigned further represents that it satisfies the requirements of Section 6.08(c) of the PSA.

LNR Partners, LLC’s address for notices pursuant to Section 12.04 of the PSA is as follows:

LNR Partners, LLC

2340 Collins Avenue, Suite 700

Miami Beach, Florida 33139

Attention: Heather N. Bennett and Arnold Shulkin

with a copy to:

Email: hbennett@starwood.com; ashulkin@lnrpartners.com; and

lnr.cmbs.notices@lnrproperty.com

Sincerely,

LNR PARTNERS, LLC

By:	/s/ Arnold Shulkin
Name:	Arnold Shulkin
Title:	Vice President

2340 Collins Avenue ● Miami Beach, Florida 33139 Telephone: (305) 695-5600 ● Fax: (305) 695-5601 US2008 30745562 4